Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-159952) of Saks Incorporated of our report dated June 25, 2010 relating to the financial statements and supplemental schedule of the Saks Incorporated 401(k) Retirement Plan as of December 31, 2009 and 2008, and for the year ended December 31, 2009, which appears in this

Form 11-K.

PricewaterhouseCoopers LLP

Birmingham, Alabama

June 25, 2010